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                                                                      EXHIBIT 23


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Peabody Energy Corporation of our reports dated March 7, 2005; with respect to the consolidated financial statements of Peabody Energy Corporation, Peabody Energy Corporation management's assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Peabody Energy Corporation, included in the 2004 Annual Report to Stockholders of Peabody Energy Corporation.

We consent to the incorporation by reference in the following Registration
Statements:

     1. Registration Statement (Form S-8 No. 333-61406) pertaining to the Peabody Energy Corporation Employee Stock Purchase Plan, Long-Term Equity Incentive Plan and Equity Incentive Plan for Non-Employee Directors,

     2. Registration Statement (Form S-8 No. 333-70910) pertaining to the Peabody Holding Company, Inc. Employee Retirement Account, Lee Ranch Coal Company Retirement and Savings Plan for Salaried Employees, and Western Surface Agreement-UMWA 401(k) Plan,

     3. Registration Statement (Form S-8 No. 333-75058) pertaining to the Peabody Energy Corporation Deferred Compensation Plan,

     4. Registration Statement (Form S-8 No. 333-109305) pertaining to the Black Beauty Coal Company 401(k) Plan,

     5. Registration Statement (Form S-8 No. 333-105455) pertaining to the 1998 Stock Purchase and Option Plan for Key Employees of Peabody Energy Corporation,

     6. Registration Statement (Form S-8 No. 333-105456) pertaining to the 1998 Stock Purchase and Option Plan for Key Employees of Peabody Energy Corporation, and

     7. Registration Statement (Form S-3 No. 333-109906) and related combined prospectus of Peabody Energy Corporation,

     of our reports dated March 7, 2005, with respect to the consolidated financial statements and schedule of Peabody Energy Corporation, and to our report dated March 7, 2005 with respect to Peabody Energy Corporation management's assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Peabody Energy Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2004.


                                             /s/ Ernst & Young LLP


St. Louis, Missouri
March 11, 2004